Exhibit k.16
SEVENTH AMENDMENT TO CREDIT AGREEMENT
     This Seventh Amendment to Credit Agreement (the “Amendment”) is made as of March 9, 2011, by and among TORTOISE ENERGY CAPITAL CORPORATION, a Maryland corporation (the “Borrower”); U.S. BANK NATIONAL ASSOCIATION, a national banking association, and BANK OF AMERICA, N.A. (each a “Bank” and, collectively, the “Banks”); and U.S. BANK NATIONAL ASSOCIATION, a national banking association, as the lender for Swingline Loans (in such capacity, the “Swingline Lender”), as agent for the Banks hereunder (in such capacity, the “Agent”), and as lead arranger hereunder (in such capacity, the “Lead Arranger”). Capitalized terms used and not defined in this Amendment have the meanings given to them in the Credit Agreement referred to below.
Preliminary Statements
     (a) The Banks and the Borrower are parties to a Credit Agreement dated as of March 22, 2007, as amended by the First Amendment to Credit Agreement dated as of May 29, 2007, as further amended by the Second Amendment to Credit Agreement dated as of October 31, 2007, as further amended by the Third Amendment to Credit Agreement dated as of March 21, 2008, as further amended by the Fourth Amendment to Credit Agreement dated as of March 20, 2009, as further amended by the Fifth Amendment to Credit Agreement dated as of June 20, 2009, and as further amended by the Sixth Amendment to Credit Agreement dated as of June 20, 2010 (as so amended, and as the same may be further amended, renewed, restated, replaced, consolidated or otherwise modified from time to time, the “Credit Agreement”).
     (b) The Bank of Nova Scotia (“Scotia”), has agreed to become a “Bank” under the Credit Agreement and shall have an initial Revolving Credit Loan Commitment of $5,000,000.
     (c) The Banks are willing to add Scotia as a Bank subject, however, to the terms, conditions and agreements set forth below.
     NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:
     1. New Bank. The Bank of Nova Scotia (“Scotia Bank”) shall become and is hereby added as a “Bank” under the Credit Agreement. By executing this Amendment below, Scotia Bank (i) agrees that it is a party to the Credit Agreement, having all the rights and obligations of a Bank thereunder and under the other Credit Documents, including, without limitation, the obligation to make Revolving Credit Loans, and (ii) appoints and authorizes the Agent to take such action as agent on its behalf and to exercise such powers under the Credit Agreement and the other Credit Documents as are delegated to the Agent by the terms thereof, together with such powers as are reasonably incidental thereto.
     2. Modification to Section 1.1 Definitions. The definition of “Permitted Debt” as set out in Section 1.1 of the Credit Agreement is hereby deleted in its entirety and is replaced with the following:
“Permitted Debt” means any of the following: (1) accrued expenses and trade account payables incurred in the ordinary course of the Borrower’s business; (2) the Senior Notes; (3) Debt to the Banks under this Agreement; (4) interest rate protection agreements; and (5) other Debt approved in advance by Required Banks in a writing delivered to the Borrower.
     3. Increase in Revolving Credit Facility. The reference to “$35,000,000” in Section 2.1 of the Credit Agreement is hereby deleted in its entirety and is hereby replaced with “$40,000,000”.

     4. Modification to Section 7.1. Section 7.1(a) is hereby deleted in its entirety and replaced with the following:
(a) General. The Borrower fails to pay any amounts when due with respect to the Loans, or fails to perform or observe any other obligation of the Borrower to the Agent or the Banks under the Credit Documents or any other term, covenant or other provision in any Credit Document in accordance with the terms thereof and, if such default is curable (it being specifically agreed that no default may be cured after the Termination Date), the Borrower fails to cure such default within five days after written notice from the Agent specifying in reasonable detail the nature of such default is received by the Borrower; or
     5. Modification to Section 9.4. Section 9.4(e) is hereby deleted in its entirety and replaced with the following:
(e) Participations. The Borrower expressly recognizes and agrees that the Banks may sell, without the consent of the Borrower, to other financial institutions participations in the Loans and other credit extensions incurred by the Borrower pursuant hereto; provided however, (i) no such sale (even if to an affiliate of a Bank or other Bank) shall relieve the selling Bank from any of its obligations under this Agreement and the other Credit Documents, and (ii) the Borrower shall continue to deal solely and directly with the selling Bank in connection with such Bank’s rights and obligations under this Agreement.
     6. Revolving Credit Notes. Contemporaneously with the execution and delivery of this Amendment, the Borrower, as maker, shall execute and deliver a revolving credit note, in the stated principal amount of $5,000,000, in favor of Scotia Bank, as payee (the “Scotia Bank Note”), which Scotia Bank Note, as the same may be amended, renewed, restated, replaced or consolidated from time to time, shall be a “Revolving Credit Note” referred to in the Credit Agreement.
     7. Modification to Exhibit A. Exhibit A to the Credit Agreement is hereby deleted in its entirety and is hereby replaced with Exhibit A attached to this Amendment.
     8. Reaffirmation of Credit Documents. The Borrower reaffirms its obligations under the Credit Agreement, as amended hereby, and the other Credit Documents to which it is a party or by which it is bound, and represents, warrants and covenants to the Agent and the Banks, as a material inducement to the Agent and each Bank to enter into this Amendment, that (a) the Borrower has no and in any event waives any, defense, claim or right of setoff with respect to its obligations under, or in any other way relating to, the Credit Agreement, as amended hereby, or any of the other Credit Documents to which it is a party, or the Agent’s or any Bank’s actions or inactions in respect of any of the foregoing, and (b) all representations and warranties made by or on behalf of the Borrower in the Credit Agreement and the other Credit Documents are true and complete on the date hereof as if made on the date hereof.
     9. Conditions Precedent to Amendment. Except to the extent waived in a writing signed by the Agent and delivered to the Borrower, the Agent and the Banks shall have no duties under this Amendment until the Agent shall have received fully executed originals of each of the following, each in form and substance satisfactory to the Agent:
     (a) Amendment. This Amendment;
Seventh Amendment to Credit Agreement — Page 2

     (b) The Nova Scotia Note. The Nova Scotia Bank Note;
     (c) Form U-1. A Form U-1 for the Borrower whereby, among other things, (i) the maximum principal amount of Revolving Credit Loans that may be outstanding from time to time under the Credit Agreement is noted as being $40,000,000, and (ii) the Borrower concurs (and the Borrower does hereby concur) with the assessment of the market value of the margin stock or other investment property described in the attachment to such Form U-1 as of the date provided in such attachment;
     (d) Secretary’s Certificate. A certificate from the Secretary or Assistant Secretary of the Borrower certifying to the Agent that, among other things, (i) attached thereto as an exhibit is a true and correct copy of the resolutions of the board of directors of the Borrower authorizing the Borrower to enter into the transactions described in this Amendment and the execution, delivery and performance by the Borrower of any documents related to this Amendment, (ii) the articles of incorporation and by-laws of the Borrower as delivered to the Agent pursuant to the Secretary’s Certificate dated February __, 2011, from the Borrower’s secretary remain in full force and effect and have not been amended or otherwise modified or revoked, and (iii) attached thereto as exhibits are certificates of good standing, each of recent date, from the Secretary of State of Maryland and the Secretary of State of Kansas, certifying the good standing and authority of the Borrower in such states as of such dates; and
     (e) Other Documents. Such other documents as the Agent may reasonably request to further implement the provisions of this Amendment or the transactions contemplated hereby.
     10. No Other Amendments; No Waiver of Default. Except as amended hereby, the Credit Agreement and the other Credit Documents shall remain in full force and effect and be binding on the parties in accordance with their respective terms. By entering into this Amendment, the Agent and the Banks are not waiving any Default or Event of Default which may exist on the date hereof.
     11. Expenses/Fees. The Borrower agrees to pay and reimburse the Agent and/or the Banks for all out-of-pocket costs and expenses incurred in connection with the negotiation, preparation, execution, delivery, operation, enforcement and administration of this Amendment, including the reasonable fees and expenses of counsel to the Agent and the Banks.
     12. Counterparts; Fax Signatures. This Amendment and any documents contemplated hereby may be executed in one or more counterparts and by different parties thereto, all of which counterparts, when taken together, shall constitute but one agreement. This Amendment and any documents contemplated hereby may be executed and delivered by facsimile or other electronic transmission and any such execution or delivery shall be fully effective as if executed and delivered in person.
     13. Governing Law. This Amendment shall be governed by the same law that governs the Credit Agreement.
[Remainder of Page Intentionally Left Blank]
Seventh Amendment to Credit Agreement — Page 3

K.S.A. §16-118 Required Notice. This statement is provided pursuant to K.S.A. §16-118: “THIS AMENDMENT TO CREDIT AGREEMENT IS A FINAL EXPRESSION OF THE AMENDMENT TO CREDIT AGREEMENT BETWEEN THE BANKS (AS CREDITORS) AND THE BORROWER (AS DEBTOR) AND SUCH WRITTEN AMENDMENT TO CREDIT AGREEMENT MAY NOT BE CONTRADICTED BY EVIDENCE OF ANY PRIOR ORAL AMENDMENT TO CREDIT AGREEMENT OR OF A CONTEMPORANEOUS ORAL AMENDMENT TO CREDIT AGREEMENT BETWEEN THE BANKS AND THE BORROWER.” THE FOLLOWING SPACE CONTAINS ANY NON-STANDARD TERMS, INCLUDING THE REDUCTION TO WRITING OF ANY PREVIOUS ORAL AMENDMENT TO CREDIT AGREEMENT:
NONE.
     The creditors and debtor, by their respective initials or signatures below, confirm that no unwritten amendment to credit agreement exists between the parties:

Creditor:

Creditor:

Creditor:

Debtor:

[signature page(s) to follow]
Seventh Amendment to Credit Agreement — Initial Page

     IN WITNESS WHEREOF, the parties have entered into this Amendment as of the date first above written.

TORTOISE ENERGY CAPITAL CORPORATION, the Borrower

By:
Name: Terry Matlack
Title: Chief Financial Officer

U.S. BANK NATIONAL ASSOCIATION, as Agent and as a Bank

By:
Name: Colleen S. Hayes
Title: Vice President

THE BANK OF NOVA SCOTIA, as a Bank

By:
Name:
Title:

BANK OF AMERICA, N.A. as a Bank

By:
Name:
Title:
Seventh Amendment to Credit Agreement — Signature Page

EXHIBIT A
(Banks and Commitments)

	Revolving
	Credit Loan	Swingline Loan
	Commitment	Commitment	Bank’s Total	Bank’s Pro-Rata
Bank	Amount	Amount*	Commitment Amount	Percentage
U.S. Bank National Association	$20,000,000	$5,000,000	$20,000,000	0.5
The Bank of Nova Scotia	$5,000,000	0	$ 5,000,000	0.125
Bank of America, N.A.	$15,000,000	0	$15,000,000	0.375
TOTALS:	$40,000,000	$5,000,000	$40,000,000	1.000000000000

*	As more particularly described in the Agreement, the Swingline Loan Commitment is a subcommitment under the Revolving Credit Loan Commitments. Accordingly, extensions of credit under the Swingline Loan Commitment act to reduce, on a dollar-for-dollar basis, the amount of credit otherwise available under the Revolving Credit Loan Commitments.
Seventh Amendment to Credit Agreement — Exhibit A